Exhibit 99.1

SiTime Reports Second Quarter 2022 Financial Results

SANTA CLARA, Calif., August 3, 2022 – SiTime Corporation, (Nasdaq: SITM), a market leader in precision timing, today announced financial results for the second quarter ended June 30, 2022.

Net revenue in the second quarter of 2022 was $79.4 million, a 78.5% increase from the $44.5 million in the second quarter of 2021 and a 13.0% increase from the $70.3 million in the first quarter of 2022.

Generally Accepted Accounting Principles (GAAP) Results

In the second quarter of 2022 gross margins were $52.7 million, or 66.3% of revenue, operating expenses were $40.4 million, or 50.9% of revenue, GAAP income from operations was $12.3 million, or 15.5% of revenue and net income was $12.9 million, or $0.57 per diluted share.

Total cash and cash equivalents were $580.3 million on June 30, 2022.

Non-GAAP Results

This press release and its attachments include certain non-GAAP supplemental performance measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

In the second quarter of 2022, non-GAAP gross margins were $53.0 million, or 66.7% of revenue, non-GAAP operating expenses were $28.3 million, or 35.6% of revenue, non-GAAP income from operations was $24.7 million, or 31.1% of revenue and non-GAAP net income was $25.3 million, or $1.11 per diluted share.

The reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this release.

SiTime believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to SiTime’s financial condition and results of operations. SiTime believes that these non-GAAP financial measures provide additional insight into SiTime’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate SiTime’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation and related payroll taxes.

Inducement Plan Grants

SiTime granted restricted stock unit awards (“RSUs”) on August 3, 2022 that were approved by the Compensation Committee of its Board of Directors under SiTime’s 2022 Inducement Award Plan, as a material inducement to employment to 34 newly hired non-executive individuals globally. The RSUs were approved in accordance with Nasdaq Listing Rule 5635(c)(4). The inducement grants consisted of an aggregate of 79,040 RSUs. One-fourth of the RSUs will vest on the first February 20, May 20, August 20, or November 20 falling in the one-year anniversary quarter of the applicable vesting start date, and then 1/16th of the RSUs vest in equal quarterly installments on each February 20, May 20, August 20, and November 20, thereafter, subject to each such employee’s continued service on each vesting date. The inducement grants are subject to the terms and conditions of award agreements covering the grants and SiTime’s 2022 Inducement Award Plan.

Conference Call

SiTime will broadcast its second quarter of 2022 financial results conference call today, August 3, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To join the conference call via phone, participants are required to complete the following registration form to receive a dial-in number and dedicated PIN for accessing the conference call. The conference call will also be available via a live audio webcast on the investor relations section of the SiTime website at investor.sitime.com. Please access the website at least a few minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay of the call will be available on the website.

About SiTime

SiTime Corporation is a leading provider of precision timing solutions to the electronics industry. Our solutions are the heartbeat of our customers’ electronic systems, solve complex timing problems and enable industry-leading electronics products. We provide precision timing solutions that deliver extremely accurate, high performance timing that can withstand severe environmental conditions such as shock, vibration, rapid changes in temperature and other conditions. Our solutions have been designed into over 250 applications across our target markets, including communications and enterprise, automotive, industrial, aerospace, and mobile, IoT and consumer. For more information, visit https://www.sitime.com/.

SiTime Corporation
Unaudited GAAP Condensed Consolidated Statements of Operations

	Three Months Ended
	June 30, 2022	June 30, 2021
	(in thousands, except per share data)
Revenue	$79,418	$44,496
Cost of revenue	26,744	17,669
Gross profit	52,674	26,827
Operating expenses:
Research and development	22,017	12,067
Selling, general and administrative	18,376	12,686
Total operating expenses	40,393	24,753
Income from operations	12,281	2,074
Interest income	803	—
Other expense	(173)	(28)
Income before income taxes	12,911	2,046
Income tax expense	(52)	(23)
Net income	$12,859	$2,023
Net income attributable to common stockholders and comprehensive income	$12,859	$2,023
Net income per share attributable to common stockholders, basic	$0.61	$0.11
Net income per share attributable to common stockholders, diluted	$0.57	$0.10
Weighted-average shares used to compute basic net income per share	21,148	18,942
Weighted-average shares used to compute diluted net income per share	22,721	20,893

SiTime Corporation Unaudited Reconciliation of Non-GAAP Adjustments

	Three Months Ended
	June 30, 2022	June 30, 2021
	(in thousands, except per share data)
Reconciliation of GAAP gross profit and margin to non-GAAP
Revenue	$79,418	$44,496
GAAP gross profit	52,674	26,827
GAAP gross margin	66.3%	60.3%
Stock-based compensation and related taxes	328	461
Non-GAAP gross profit	$53,002	$27,288
Non-GAAP gross margin	66.7%	61.3%

Reconciliation of GAAP operating expenses to non-GAAP
GAAP research and development expenses	22,017	12,067
Stock-based compensation and related taxes	(5,282)	(2,967)
Non-GAAP research and development expenses	$16,735	$9,100

GAAP sales, general and administrative expenses	18,376	12,686
Stock-based compensation and related taxes	(6,844)	(4,173)
Non-GAAP sales, general and administrative expenses	$11,532	$8,513
Total Non-GAAP operating expenses	$28,267	$17,613

Reconciliation of GAAP income from operations to non-GAAP income from operations
GAAP income from operations	$12,281	$2,074
Stock-based compensation and related taxes	12,454	7,601
Non-GAAP income from operations	$24,735	$9,675
Non-GAAP income from operations as a percentage of revenue	31.1%	21.7%

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income	$12,859	$2,023
Stock-based compensation and related taxes	12,454	7,601
Non-GAAP net income	$25,313	$9,624
Weighted-average shares used to compute diluted net income per share	22,721	20,893

Stock-based compensation and related taxes
Stock-based compensation	$11,811	$7,489
Stock-based compensation related taxes	643	112
Stock-based compensation and related taxes	$12,454	$7,601

GAAP net income per share diluted	$0.57	$0.10
Non-GAAP adjustments detailed above	0.54	0.36
Non-GAAP net income per share diluted	$1.11	$0.46

SiTime Corporation Unaudited GAAP Condensed Consolidated Balance Sheets

	As of
	June 30, 2022	December 31, 2021
	(in thousands)
Assets:
Current assets:
Cash and cash equivalents	$580,291	$559,461
Accounts receivable, net	38,724	38,376
Inventories	34,383	23,630
Prepaid expenses and other current assets	7,381	4,476
Total current assets	660,779	625,943
Property and equipment, net	51,920	37,902
Intangible assets, net	4,303	5,977
Right-of-use assets, net	11,486	8,194
Other assets	5,475	193
Total assets	$733,963	$678,209
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$21,619	$13,103
Accrued expenses and other current liabilities	21,998	24,282
Total current liabilities	43,617	37,385
Lease liabilities	8,997	6,398
Other non-current liabilities	1,065	1,929
Total liabilities	53,679	45,712
Commitments and contingencies
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	692,402	663,614
Accumulated deficit	(12,120)	(31,119)
Total stockholders’ equity	680,284	632,497
Total liabilities and stockholders’ equity	$733,963	$678,209

Investor Relations Contacts:

Shelton Group

Leanne Sievers | Brett Perry

1-949-224-3874 | 1-214-272-0070

sheltonir@sheltongroup.com

SiTime Corporation

Art Chadwick

Chief Financial Officer

investor.relations@sitime.com